Exhibit 99.1

Trimble Reports Third Quarter 2006 Revenue Growth of 25 Percent

          SUNNYVALE, Calif., Oct. 24 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its third quarter 2006, ended September 29, 2006.  Revenue for the third quarter of 2006 was $234.9 million, up 25 percent from revenue of $188.5 million in the third quarter of 2005.

          Operating income for the third quarter of 2006 was $36.3 million, up 10 percent from the third quarter of 2005.  For year-over-year comparisons it should be noted that third quarter 2006 operating income reflects a $3.0 million impact from stock-based compensation expense resulting from the adoption of FAS 123R.  Additionally, the net impact of transactions with the Caterpillar Trimble Control Technologies (CTCT) joint venture, which were included in non-operating results in 2005, reduced operating results by $4.7 million in the quarter.  In addition, amortization of purchased intangibles and purchased in-process research and development expense increased by $2.1 million versus the third quarter of 2005 due to acquisitions.  Adjusting for the above factors, operating income in the third quarter of 2006 was up 38 percent compared to the third quarter of 2005.

          Net income for the third quarter of 2006 was $25.3 million, up 25 percent when compared to net income of $20.2 million in the third quarter of 2005. Earnings per share for the third quarter of 2006 were $0.43, up approximately 23 percent compared to earnings per share of $0.35 in the third quarter of 2005. Earnings per share in the third quarter of 2006 were negatively impacted by approximately $0.03 due to the adoption of FAS 123R and by approximately $0.03 due to higher amortization of intangibles.

          Adjusting for the impact of FAS 123R and acquisition related expenses, non-GAAP net income for the third quarter of 2006 was $29.2 million, up 39 percent compared to non-GAAP net income of $21.0 million in the third quarter of fiscal 2005.  Non-GAAP earnings per share for the third quarter of 2006 were $0.50, up approximately 36 percent from non-GAAP earnings per share of $0.37 in the third quarter of 2005.  GAAP and non-GAAP earnings per share for the third quarter of 2006 were calculated on a diluted basis using approximately 58.5 million shares.

          “Our continued success reflects the combination of a robust strategy combined with effective execution.  All segments within Trimble contributed to the third quarter.  In particular, the Mobile Solutions segment continues to demonstrate rapid development with accompanying improvements in financial performance,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “We believe Trimble should continue to exhibit solid performance in the fourth quarter of 2006 and into 2007.”

          Trimble Results by Business Segment

          For year-over-year comparisons it should be noted that third quarter 2005 results did not include stock-based compensation expense because FAS 123R was not adopted until the first quarter of 2006.

          Engineering and Construction

          Revenue for Engineering and Construction (E&C) was $162.4 million for the third quarter of 2006, up approximately 21 percent compared to revenue of $134.2 million in the third quarter of 2005.

          Operating margins in E&C were 24 percent in the third quarter of 2006, compared to 26 percent in the third quarter of 2005.  Excluding the impact of FAS 123R adoption and the CTCT joint venture transactions discussed above, E&C operating margins were 27 percent.

          Growth in E&C was driven by continued strength in end markets and strong sales across the E&C product line.

          Field Solutions

          Field Solutions (TFS) revenue was $29.2 million in the third quarter of 2006, up 18 percent compared to $24.9 million in revenue in the third quarter of 2005.  Growth was driven both by increased agricultural product sales and GIS product sales.

          TFS operating margins for the third quarter of 2006 were 19 percent, compared to 16 percent in the third quarter of 2005 due to strong operating leverage.

          Mobile Solutions

          Third quarter 2006 revenue for Mobile Solutions (TMS), was $16.4 million, up 128 percent from revenue of $7.2 million in the third quarter of 2005. Organic revenue growth was strong, while revenue from acquisitions began to contribute meaningfully to results.

          TMS operating margins were 7 percent for the third quarter of 2006, compared to a 10 percent loss in the third quarter of 2005.  Margin expansion came from increased operating leverage driven principally by higher subscription revenue.

          Advanced Devices

          Advanced Devices revenue was $26.8 million, up 21 percent from revenue of $22.2 million in the third quarter of 2005, due primarily to increased sales of embedded devices and Applanix products, and licensing revenue from Nokia.

          Advanced Devices operating margins were 15 percent, compared to 13 percent in the third quarter of 2005.

          Non-GAAP vs. GAAP Financials

          The Company provides non-GAAP financial measures including “non-GAAP net income,” “non-GAAP operating income,” and “non-GAAP earnings per share” to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

          The Company excludes the amortization of purchased intangibles, in-process research and development, restructuring charges, and the impact of stock-based compensation in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business. These non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

          Forward Looking Guidance

          In the fourth quarter of 2006 the Company expects revenue to grow 18 to 20 percent compared to the fourth quarter of 2005, with revenue between $220 million and $225 million. At a 36 percent tax rate, with approximately 59.0 million shares outstanding, the Company expects fourth quarter 2006 GAAP earnings per share between $0.31 and $0.34.

          The above GAAP guidance includes stock-based compensation due to the adoption of FAS 123R. On a post-tax basis, the Company expects stock-based compensation for the fourth quarter of 2006 to be approximately $0.03 per share.

          The Company expects non-GAAP earnings per share between $0.40 and $0.43, compared to actual non-GAAP earnings per share of $0.29 in the fourth quarter of 2005. Non-GAAP guidance for the fourth quarter of 2006 uses a 36 percent tax-rate and excludes the amortization of intangibles of $5.6 million in the quarter, as well as the anticipated impact of stock-based compensation expense of $2.7 million.

          Investor Conference Call / Webcast Details

          The Company will hold a conference call on Oct. 24, 2006 at 1:30 p.m. PDT to review its third quarter 2006 results. It will be broadcast live on the Web at www.trimble.com/investors.shtml. A replay of the call will be available for thirty days beginning at 8:00 p.m. PDT on Oct. 24, 2006. The replay number is (800) 642-1687 (U.S.), or (706) 645-9291 (international), and the pass code is 7257038.

          About Trimble

          Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, agriculture, machine guidance, asset and fleet management, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,400 employees in more than 18 countries worldwide.

          Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, effective tax rate, stock-based compensation, amortization of purchased intangibles and earnings per share estimates for the fourth fiscal quarter of 2006 and the Company’s belief that it will continue to exhibit solid performance in the fourth quarter and through 2007. These forward- looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. Fuel and other operating costs could remain high or increase, which could weaken sales into the agricultural market. In addition, the Company’s results may be adversely affected if the growth rates and profitability expectations for each of its four segments are not achieved, or its joint ventures and recent acquisitions do not achieve anticipated results, or if the Company is unable to market, manufacture and ship new products. Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the fourth fiscal quarter of 2006 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

          FTRMB

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-29, 2006	Sep-30, 2005	Sep-29, 2006	Sep-30, 2005

Revenue	$234,851	$188,484	$706,030	$588,092
Cost of sales	118,660	91,192	360,721	290,586
Gross margin	116,191	97,292	345,309	297,506
Gross margin (%)	49.5%	51.6%	48.9%	50.6%
Operating expenses
Research and development	25,180	20,639	77,234	63,332
Sales and marketing	34,902	29,313	103,356	88,388
General and administrative	17,981	13,448	50,016	38,204
Restructuring charges	—	—	—	278
In-process research and development	50	—	1,000	—
Amortization of purchased intangible assets	1,747	865	5,639	5,340
Total operating expenses	79,860	64,265	237,245	195,542
Operating income	36,331	33,027	108,064	101,964
Non-operating income (expense), net
Interest income (expense), net	1,315	(650)	2,347	(1,680)
Foreign currency transaction gain, net	67	61	995	67
Income (Expense) for affiliated operations, net	1,047	(1,976)	4,238	(7,514)
Other income, net	228	119	409	287
Total non-operating income (expense), net	2,657	(2,446)	7,989	(8,840)
Income before taxes	38,988	30,581	116,053	93,124
Income tax provision	13,646	10,345	36,380	31,662
Net income	$25,342	$20,236	$79,673	$61,462
Earnings per share:
Basic	$0.46	$0.38	$1.45	$1.16
Diluted	$0.43	$0.35	$1.38	$1.08
Shares used in calculating earnings per share:
Basic	55,339	53,592	54,809	53,017
Diluted	58,493	57,492	57,927	56,997

NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended

	Sep-29, 2006		Sep-30, 2005	Sep-29, 2006	Sep-30, 2005

GAAP income before taxes	$38,988		$30,581	$116,053	$93,124
Non-GAAP adjustments
Amortization of purchased intangibles	2,875 *(a	)	865	8,955	5,340
In-process research and development	50		—	1,000	—
Amortization of acquisition- related inventory step-up	—		—	—	228
Restructuring charges	—		—	—	278
Write off of Debt Issuance Costs	—		918	—	918
Stock-based compensation	2,948 *(b	)	—	9,437	—
Total Non-GAAP adjustments	5,873		1,783	19,392	6,764
Non-GAAP income before taxes	44,861		32,364	135,445	99,888
Income tax provision	15,701		11,328	47,406	34,961
Non-GAAP net income	$29,160		$21,036	$88,039	$64,927
Diluted Non-GAAP earnings per share	$0.50		$0.37	$1.52	$1.14
Shares used in calculating diluted non-GAAP earnings per share	58,493		57,492	57,927	56,997

*(a)

Amortization of purchased intangibles, includes $1,747K recorded in operating expense and $1,128K recorded in cost of sales for the three months ended September 29, 2006 and $3,316K recorded in operating expense and $5,639K recorded in cost of sales for the nine months ended September 29, 2006.

*(b)	Stock compensation expense by Segment and GAAP category (in $000’s):

Three Months Ended September 29, 2006
(’000s)

	E&C	TFS	TMS	Advanced Devices	Corporate	Total

Cost of sales	$79	24	17	37	129	$285
Research & development	$278	71	55	172	43	$620
Sales & marketing	$277	59	11	132	183	$663
General & administrative	$271	79	88	117	825	$1,380
Total	$906	$233	$171	$458	$1,180	$2,948

Nine Months Ended September 29, 2006
(’000s)

	E&C	TFS	TMS	Advanced Devices	Corporate	Total

Cost of sales	$285	73	43	69	410	$881
Research & development	$832	225	161	570	138	$1,926
Sales & marketing	$936	179	76	351	572	$2,115
General & administrative	$947	249	230	438	2,651	$4,515
Total	$3,001	$727	$510	$1,428	$3,771	$9,437

EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-29, 2006	Sep-30, 2005	Sep-29, 2006	Sep-30, 2005

GAAP net income	$25,342	$20,236	$79,673	$61,462
Add back :
Interest (income) expense, net	(1,315)	650	(2,347)	1,680
Income tax provision	13,646	10,345	36,380	31,662
Depreciation expense	3,450	3,000	9,939	7,890
Amortization of intangibles	2,937	911	9,082	5,459
EBITDA	$44,060	$35,142	$132,727	$108,153

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep-29, 2006	Dec-30, 2005

Assets
Current assets:
Cash and cash equivalents	136,402	73,853
Accounts receivables, net	173,318	145,100
Other receivables	7,423	6,489
Inventories, net	114,875	107,851
Deferred income taxes	21,834	18,504
Other current assets	10,275	8,580
Total current assets	464,127	360,377
Property and equipment, net	47,389	42,664
Goodwill and other purchased intangible assets, net	373,155	313,456
Deferred income taxes	3,809	3,580
Other assets	24,556	23,011
Total non-current assets	448,909	382,711
Total assets	$913,036	$743,088
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term loan	290	216
Accounts payable	40,529	45,206
Accrued compensation and benefits	39,387	36,083
Accrued liabilities	22,398	16,189
Deferred revenue	24,302	12,588
Accrued warranty expenses	7,737	7,466
Deferred income taxes	5,462	4,087
Income taxes payable	21,977	24,922
Total current liabilities	162,082	146,757
Non-current portion of long-term loan	467	433
Deferred income taxes	14,031	5,602
Other non-current liabilities	27,532	19,041
Total liabilities	204,112	171,833
Shareholders’ equity:
Common stock	428,730	384,196
Retained earnings	247,199	167,525
Accumulated other comprehensive income	32,995	19,534
Total shareholders’ equity	708,924	571,255
Total liabilities and shareholders’ equity	$913,036	$743,088

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended

	Sep-29, 2006	Sep-30, 2005

Cash flow from operating activities:
Net Income	$79,673	$61,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	9,939	7,890
Amortization expense	9,082	5,459
Provision for doubtful accounts	181	(663)
Amortization of debt issuance cost	135	1,225
Deferred income taxes	(355)	8,410
Stock-based compensation	9,437	—
In-process research and development	1,000	—
Excess tax benefit for stock-based compensation	(8,088)	—
Other	131	(670)
Add decrease (increase) in assets:
Accounts receivables, net	(19,829)	(22,673)
Other receivables	(623)	1,907
Inventories	(3,442)	(4,926)
Other current and non- current assets	(7,127)	(4,450)
Add increase (decrease) in liabilities:
Accounts payable	(6,250)	(4,374)
Accrued compensation and benefits	2,188	825
Accrued liabilities	2,734	5,523
Deferred gain on joint venture	—	124
Deferred revenue	9,499	1,677
Income taxes payable	7,482	12,850
Net cash provided by operating activities	85,767	69,596
Cash flows from investing activities:
Acquisitions, net of cash acquired	(43,167)	(21,589)
Acquisition of property and equipment	(13,966)	(14,400)
Dividends received	—	515
Cost of capitalized patents	(16)	(94)
Net cash used in investing activities	(57,149)	(35,568)
Cash flow from financing activities:
Issuance of common stock	24,134	20,881
Excess tax benefit for stock- based compensation	8,088	—
Proceeds from long-term debt and revolving credit lines	—	6,000
Payments on long-term debt and revolving credit lines	—	(44,250)
Other	(911)	390
Net cash provided (used) in financing activities	31,311	(16,979)
Effect of exchange rate changes on cash and cash equivalents	2,620	(1,628)
Net increase (decrease) in cash and cash equivalents	62,549	15,421
Cash and cash equivalents - beginning of period	73,853	71,872
Cash and cash equivalents - end of period	$136,402	$87,293

	Q1’05 Actual	Q2’05 Actual	Q3’05 Actual	Q4’05 Actual	FY’05 Actual

Income Statement Metrics
Total Revenue	$195,383	$204,225	$188,484	$186,821	$774,913
Engineering & Construction	120,198	141,096	134,173	128,994	524,461
Trimble Field Solutions	45,425	32,187	24,882	25,349	127,843
Advanced Devices	22,359	24,505	22,215	22,049	91,128
Trimble Mobile Solutions	7,401	6,437	7,214	10,429	31,481
Gross Margin	50.1%	50.1%	51.6%	49.4%	50.3%
Total Segment Income	$39,663	$47,916	$40,492	$32,589	$160,660
Engineering & Construction	21,490	37,173	34,360	24,970	117,993
Trimble Field Solutions	15,577	8,044	3,962	4,944	32,527
Advanced Devices	3,232	4,578	2,916	2,486	13,212
Trimble Mobile Solutions	(636)	(1,879)	(746)	189	(3,072)
Corporate and Other Charges	$(9,463)	$(9,179)	$(7,465)	$(9,609)	(35,716)
Non-operating income (expense) and income taxes	$(12,761)	$(14,950)	$(12,791)	$413	(40,089)
Net Income	$17,439	$23,787	$20,236	$23,393	$84,855
GAAP operating margin%	15.5%	19.0%	17.5%	12.3%	16.1%
Non-GAAP operating margin%	16.9%	20.0%	18.5%	13.7%	17.2%
GAAP EPS	$0.31	$0.42	$0.35	$0.41	$1.49
Non-GAAP EPS	$0.34	$0.44	$0.37	$0.29	$1.44
Balance Sheet Metrics
Cash & Cash Equivalents	$50,193	$56,860	$87,293	$73,853
Accounts Receivables, Net	$154,540	$150,590	$146,792	$145,100
Inventories, Net	$91,309	$89,853	$93,940	$107,851
Total Debt	$28,836	$661	$659	$649
Short Term Debt	12,500	—	—	—
Long Term Debt	16,336	661	659	649
Equity	$490,188	$513,817	$543,394	$571,255
Cashflow Metrics
Cash Flow from (used in) Operations	$(1,192)	$37,762	$33,541	$22,769	$92,880
Working Capital	$197,372	$208,410	$232,985	$213,620
Capital Expenditures	$3,164	$4,570	$6,666	$9,036	$23,436
EBITDA	$31,885	$41,126	$35,142	$35,822	$143,975
Amortization of Intangibles	2,339	2,209	911	1,561	$7,020
Depreciation	2,512	2,378	3,000	2,781	$10,671
Financial Ratios
Days Sales Outstanding	62	60	60	66
Inventory Turns (trailing 12 months)	4.3	4.1	4.0	3.9
Current ratio	2.5	2.7	2.8	2.5
Debt to Equity	0.1	—	—	—
Other
Headcount	2,231	2,308	2,347	2,462

(a)

Impact of moving joint venture transactions from non-operating to operating income - reduced gross margin by 2.4 points and operating income by 2.0 points in Q3’06. In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense.

(For details, please refer to the Non-GAAP Reconciliation).
(b)	Impact of moving joint venture transactions from non-operating to operating income - reduced operating income by 2.0 points in Q3’06.

	Q1’06 Actual	Q2’06 Actual	Q3’06 Actual

Income Statement Metrics
Total Revenue	$225,854	$245,326	$234,851
Engineering & Construction	146,734	168,041	162,370
Trimble Field Solutions	43,043	36,320	29,236
Advanced Devices	23,470	26,114	26,819
Trimble Mobile Solutions	12,607	14,851	16,426
Gross Margin	47.6%	49.6%	49.5% (a	)
Total Segment Income	$42,833	$52,719	$49,209
Engineering & Construction	26,378	38,803	38,337
Trimble Field Solutions	13,909	11,299	5,634
Advanced Devices	2,323	2,243	4,113
Trimble Mobile Solutions	223	374	1,125
Corporate and Other Charges	$(9,768)	$(14,049)	$(12,878)
Non-operating income (expense) and income taxes	$(7,237)	$(10,167)	$(10,989)
Net Income	$25,828	$28,503	$25,342
GAAP operating margin%	14.6%	15.8%	15.5% (a	)
Non-GAAP operating margin%	17.1%	19.0%	18.0% (b	)
GAAP EPS	$0.45	$0.49	$0.43
Non-GAAP EPS	$0.52	$0.59	$0.50
Balance Sheet Metrics
Cash & Cash Equivalents	$97,648	$107,726	$136,402
Accounts Receivables, Net	$171,392	$171,942	$173,318
Inventories, Net	$101,552	$113,925	$114,875
Total Debt	$603	$890	$757
Short Term Debt	166	431	290
Long Term Debt	437	459	467
Equity	$611,860	$664,739	$708,924
Cashflow Metrics
Cash Flow from (used in) Operations	$18,298	$41,071	$26,398
Working Capital	$249,302	$257,808	$302,045
Capital Expenditures	$4,972	$5,971	$3,023
EBITDA	$40,882	$47,748	$44,060
Amortization of Intangibles	2,380	3,766	2,937
Depreciation	3,104	3,386	3,450
Financial Ratios
Days Sales Outstanding	57	55	59
Inventory Turns (trailing 12 months)	4.0	4.0	4.0
Current ratio	2.6	2.5	2.9
Debt to Equity	—	—	—
Other
Headcount	2,543	2,627	2,665

(a)

Impact of moving joint venture transactions from non-operating to operating income -- reduced gross margin by 2.4 points and operating income by 2.0 points in Q3’06. In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

(b)	Impact of moving joint venture transactions from non-operating to operating income -- reduced operating income by 2.0 points in Q3’06.

SOURCE  Trimble
          -0-                              10/24/2006
          /CONTACT:  Willa McManmon of Trimble, +1-408-481-7838/     /Web site:  http://www.trimble.com /
          (TRMB)